Exhibit 1.1

Execution Version

FORTRESS INVESTMENT GROUP LLC

(a Delaware limited liability company)

28,280,000 Class A Shares Representing Limited Liability Company Interests

UNDERWRITING AGREEMENT

Dated: March 12, 2014

FORTRESS INVESTMENT GROUP LLC

(a Delaware corporation)

28,280,000 Class A Shares Representing Limited Liability Company Interests

UNDERWRITING AGREEMENT

March 12, 2014

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

As Representatives of the several Underwriters listed in Schedule A hereto

c/o	Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013

c/o	Credit Suisse Securities (USA) LLC 11 Madison Avenue New York, New York 10010

Ladies and Gentlemen:

Fortress Investment Group LLC, a Delaware limited liability company (the “Company”), and the persons listed in Schedule B hereto (the “Selling Shareholders”) confirm their respective agreements with you and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom you are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company and the Selling Shareholders, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Class A shares representing limited liability company interests in the Company (“Class A Shares”) set forth in Schedules A and B hereto and (ii) the grant by the Company and certain Selling Shareholders to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 4,242,000 additional Class A Shares. The aforesaid 28,280,000 Class A Shares (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 4,242,000 Class A Shares subject to the option described in Section 2(b) hereof (the “Option Securities”) are herein called, collectively, the “Securities.” To the extent that only the Representatives are listed on Schedule A hereto, all references to the Representatives and the Underwriters shall refer just to the Representatives.

The Company and the Selling Shareholders understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

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The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-194504) related to the sale of Class A Shares, including the Securities, from time to time by the Company and selling shareholders, under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective under Rule 462(e) under the 1933 Act Regulations (“Rule 462(e)”). Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the 1933 Act Regulations (“Rule 430B”), is referred to herein as the “Registration Statement;” provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to the Rule 430B. Each preliminary prospectus used in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus relating to the Securities in accordance with the provisions of Rule 424(b) under the 1933 Act Regulations (“Rule 424(b)”). The final prospectus, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

“Applicable Time” means 4:00 p.m., New York City time, on March 12, 2014 or such other time as agreed by the Company and the Representatives.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus that is distributed to investors prior to the Applicable Time and the information included on Schedule C-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

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“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule C-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder (the “1934 Act Regulations”), incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Underwriter, as follows:

(i) Registration Statement and Prospectuses. The Company meets the requirements for use of Form S-3 under the 1933 Act, and the Company is eligible to offer the Class A Shares on a registration statement on Form S-3 pursuant to the standards for Form S-3 that were in effect immediately prior to October 21, 1992. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405), and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 automatic shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the knowledge of the Company, threatened by the Commission. The Company has complied with each request (if any) from the Commission for additional information.

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Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the 1933 Act Regulations, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered by the Company to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were filed with the Commission, complied in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations; any further documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when such documents are filed with the Commission, will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

(ii) Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the first paragraph under the heading “Underwriting—Commissions and Discounts,” the information in the second, third and fourth paragraphs under the heading “Underwriting—Price Stabilization, Short Positions and Penalty Bids” and the information under the heading “Underwriting—Electronic Distribution” in each case contained in the Prospectus (collectively, the “Underwriter Information”).

(iii) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus, if any, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. Any offer that is a written communication relating to the Securities made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 under the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

(iv) Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the 1933 Act, and (D) as of the Applicable Time, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405).

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(v) Due Organization, Valid Existence and Good Standing. The Company has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and has been duly qualified as a foreign limited liability company for the transaction of business and is in good standing as a foreign limited liability company under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, members’ or stockholders’ equity, properties or business, of the Company and the Subsidiaries (as defined below) taken as a whole (a “Material Adverse Effect”); each of the Company’s direct and indirect subsidiaries, including without limitation, each of the Operating Group entities set forth on Schedule D hereto (collectively, the “Fortress Operating Group”) but not including funds managed by subsidiaries of the Company or entities controlled by the funds of the Company (the “Subsidiaries”) and each of the Fortress Funds (as defined below) has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification except to the extent that the failure to be so qualified would not, individually or in the aggregate, result in a Material Adverse Effect. “Fortress Funds” means, collectively, all Funds (i) sponsored or promoted by any of the Subsidiaries, (ii) for which any of the Subsidiaries acts as a general partner or managing member (or in a similar capacity) or (iii) for which any of the Subsidiaries acts as an investment adviser or investment manager (other than (x) any Fund that is sub-advised by the Subsidiaries (or for which the Subsidiaries have primary investment responsibility over only a minority of the investment portfolio and/or are not primarily responsible for periodic reporting and filings) and for which an unaffiliated third-party acts as the promoter and sponsor, (y) any entity which is a subsidiary of a Fortress Fund (other than the Fortress Capital Finance Subsidiaries) and (z) any securitization vehicle used by a Fortress Fund for financing purposes, such as a collateralized debt obligation entity, for which a Subsidiary acts in either of the capacities identified in clauses (i) or (ii) above or this clause (iii)); and “Fund” means any collective investment vehicle (whether open-ended or closed-ended) including, without limitation, an investment company, a general and limited partnership, a trust and a company organized in any jurisdiction. “Fortress Capital Finance Subsidiaries” means Fortress Capital Finance LLC, Fortress Capital Finance II LLC, Fortress Capital Finance III (A) LLC and Fortress Capital Finance Luxembourg S.a.r.l.

(vi) Capitalization. The Company has an authorized capitalization as set forth in each of the Registration Statement, the General Disclosure Package and the Prospectus, and all of the authorized, issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, and the holders of such shares shall not be liable to the Company to make any additional capital contributions with respect to such shares (except as otherwise required by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act). All of the issued and outstanding shares of capital stock or other equity interests of each of the Subsidiaries that is a “significant subsidiary” (as defined in Rule 405 of the 1933 Act) have been duly authorized and validly issued, and, in the case of any entities that are organized as corporations, are fully paid and non-assessable and, in the case of any entities that are organized as limited liability companies, the Company is not liable to such entity to make any additional capital contributions with respect to its equity interest in such entity (except as otherwise required by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act), and except for interests held by employees and former employees in entities which function as investment managers or general partners of particular Fortress Funds and which, with respect to the percentage of such interests held by employees and former employees as of the date of any historical balance sheet contained in the financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, are reflected as principals’ and others’ interests in consolidated subsidiaries on such balance sheets, and except with respect to those shares and equity interests subject to pledges under the Company’s and the Subsidiaries’ debt agreements, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (other than those disclosed in the Registration Statement, the Disclosure Package and the Prospectus); and all of the interests in each Significant Subsidiary organized as a partnership have been duly and validly created and except for interests held by employees and former employees in entities which function as investment managers or general partners of particular Fortress Funds and which, with respect to the percentage of such interests held by employees and former employees as of the date of any historical balance sheet contained in the financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, are reflected as principals’ and others’ interests in consolidated subsidiaries on such balance sheets, are owned directly or indirectly by the Company.

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(vii) Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, and the holders of such shares shall not be liable to the Company to make any additional capital contributions with respect to such shares (except as otherwise required by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act). The Securities to be purchased by the Underwriters from the Selling Shareholders have been duly authorized and validly issued, and the holders of such shares shall not be liable to the Company to make any additional capital contributions with respect to such shares (except as otherwise required by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act). The Securities conform in all material respects to the description of the Securities contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same.

(viii) Power and Authority. The Company has all requisite limited liability company power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company.

(ix) Absence of Violations, Defaults and Conflicts with this Agreement. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities to be purchased by the Underwriters from the Company and the use of the proceeds from the sale of such shares as described therein under the caption “Use of Proceeds”) will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company, any of its Subsidiaries or any of the Fortress Funds, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company, any of its Subsidiaries or any of the Fortress Funds is a party or by which the Company, any of its Subsidiaries or any of the Fortress Funds are bound or to which any of the property or assets of the Company, any of its Subsidiaries or any of the Fortress Funds is subject, (ii) result in any violation of the Certificate of Formation, as amended (“Certificate of Formation”) or the Fourth Amended and Restated Limited Liability Company Agreement (“LLC Agreement”) of the Company or the organizational documents (including any limited liability company agreement or partnership agreement) of any of its Subsidiaries, or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or its Subsidiaries or any of their properties or assets, except, with respect to clauses (i) and (iii), conflicts or violations that would not reasonably be expected to have a Material Adverse Effect.

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(x) Absence of Further Requirements. No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body is required for the execution, delivery and performance by the Company of this Agreement, the application of the proceeds from the sale of the Securities to be purchased by the Underwriters from the Company as described under “Use of Proceeds” in each of the Registration Statement, the General Disclosure Package and the Prospectus and the consummation by the Company of the transactions contemplated hereby and thereby, except (A) such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the New York Stock Exchange, state securities or Blue Sky laws or the rules of FINRA, and (B) such consents, approvals, authorizations or orders that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xi) Financial Statements; Non-GAAP Financial Measures. The historical financial statements (including the related notes and supporting schedules) included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods involved except for any annual year-end adjustment, the adoption of new accounting principles, and except as otherwise noted therein. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xii) Independent Auditors. Ernst & Young LLP, which have audited certain financial statements of the Company, the reports of which appear in the Registration Statement, the General Disclosure Package and the Prospectus and which have delivered the initial letter referred to in Section 5(f) hereof, are independent auditors with respect to the Company under Rule 101 of the American Institute of Certified Public Accounts’ Code of Professional Conduct, and its related interpretation and ruling.

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(xiii) Accounting Controls and Disclosure Controls. The Company maintains effective internal control over consolidated financial reporting (as defined under Rule 13a-15 and 15d-15 under the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of consolidated financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over consolidated financial reporting (whether or not remediated) and (2) except for changes to internal controls that may be required as a result of the consolidation of New Media Investment Group which consolidation is described in the Registration Statement, General Disclosure Package and Prospectus, no change in the Company’s internal control over consolidated financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over consolidated financial reporting. The Company maintains an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

(xiv) No Material Changes. Except as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, since the date of the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor its Subsidiaries has (A) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or court or governmental action, order or decree, (B) issued or granted any equity securities (other than Class A shares issued under the Company’s Principal Compensation Plan), (C) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (D) entered into any material transaction not in the ordinary course of business, (E) declared or paid any dividend on its capital stock, and (F) since such date, there has not been any change in the capital stock, limited partnership or membership interests, as applicable, or short- or long-term debt of the Company or its Subsidiaries (other than debt of New Media Investment Group which is consolidated in the Company’s financial statements which consolidation is described in the Registration Statement, General Disclosure Package and Prospectus) or any adverse change in or affecting the condition (financial or otherwise), results of operations, members’ or shareholders’ equity, properties, management or business of the Company or its Subsidiaries, taken as a whole, in each case except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(xv) Title to Property. Each of the Company and its Subsidiaries has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such liens, encumbrances and defects as are described in the Registration Statement, the General Disclosure Package and the Prospectus or which would not reasonably be expected to have a Material Adverse Effect. All assets held under lease by the Company or its Subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as do not interfere with the use made and proposed to be made of such assets by the Company or its Subsidiaries, except where the invalidity or unenforceability of any such lease would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

(xvi) Absence of Proceedings. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company, its Subsidiaries or the Fortress Funds are a party or of which any property or assets of the Company, its Subsidiaries or the Fortress Funds is the subject that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the performance by the Company of its obligations under this Agreement or the consummation of any of the transactions contemplated hereby. To the knowledge of the Company, no such proceedings are threatened by governmental authorities or others.

(xvii) Insurance. The Company and each of its Subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as management believes is adequate in all material respects for the conduct of their respective businesses and the value of their respective properties.

(xviii) Absence of Violations, Defaults and Conflicts. None of the Company, the Subsidiaries or the Fortress Funds (i) is in violation of its charter, certificate of formation, bylaws, limited partnership agreement or limited liability company agreement (or similar organizational documents), as applicable, (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xix) Payment of Taxes. The Company, its Subsidiaries and the Fortress Funds have filed all federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due, and no tax deficiency has been determined adversely to the Company, its Subsidiaries or the Fortress Funds, nor does the Company have any knowledge of any tax deficiencies that have been, or could reasonably be expected to be asserted against the Company, its Subsidiaries or the Fortress Funds, except any of the foregoing, which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(xx) Employee Benefits. Except as would not reasonably be expected to have a Material Adverse Effect: (A) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”), other than a “multiemployer plan,” within the meaning of Section 4001(c)(3) of ERISA), that is sponsored, maintained or contributed to, or required to be contributed to, by the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations with the Company within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (B) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (C) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and to the knowledge of the Company, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; and (D) neither the Company, any of its Subsidiaries nor any of the Fortress Funds has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC in the ordinary course and without default) in respect of a Plan or a “multiemployer plan,” within the meaning of Section 4001(c)(3) of ERISA.

(xxi) Investment Company Act. The Company is not, and immediately after giving effect to the offer and sale of the Securities as herein contemplated and the application of the proceeds therefrom as described under “Use of Proceeds” in each of the Registration Statement, the General Disclosure Package and the Prospectus, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (the “Investment Company Act”).

(xxii) Investment Advisers Act. The Company is not required to be registered, licensed or qualified as an investment adviser or a broker-dealer or as a commodity trading advisor, a commodity pool operator or a futures commission merchant or any or all of the foregoing, as applicable; each of the Subsidiaries that is required to be registered, licensed or qualified as an investment adviser or a broker-dealer or as a commodity trading advisor, a commodity pool operator or a futures commission merchant or any or all of the foregoing, as applicable, is so registered, licensed or qualified in each jurisdiction where the conduct of its business requires such registration, license or qualification (and such registration, license or qualification is in full force and effect), and is in compliance with all applicable laws requiring any such registration, licensing or qualification, except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus and where the failure to be so registered, licensed or qualified would not, individually or in the aggregate, result in a Material Adverse Effect; each of the Subsidiaries that is required to be registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) has adopted a written compliance program reasonably designed to ensure compliance with the Advisers Act and has appointed a chief compliance officer, except where the failure to do so would not, individually or in the aggregate, reasonably be expected have a Material Adverse Effect.

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(xxiii) Investment Advisory Agreements. The Company is not a party to any investment advisory agreement; each investment advisory agreement to which any of the Subsidiaries is a party is a valid and legally binding obligation of the Subsidiaries party thereto and in compliance with the applicable provisions of the Advisers Act, except such as have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and none of the Subsidiaries is in breach or violation of or in default under any such agreement which breach, violation, default or invalidity has not had and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus.

(xxiv) Compliance of Fortress Funds. The Company does not advise any of the Fortress Funds; (i) each of the Fortress Funds which is required to be registered with the Commission as an investment company under the Investment Company Act is duly registered with the Commission as an investment company under the Investment Company Act, and (ii) each such Fortress Fund has adopted a written compliance program reasonably designed to ensure compliance with Federal Securities Laws (as defined below), including policies and procedures that provide for the oversight of compliance by each investment adviser, principal underwriter, administrator and transfer agent of the Fortress Fund, and has appointed a chief compliance officer except, with respect to each of (i) and (ii), for such failure to be so registered or to have adopted such programs as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. “Federal Securities Laws” shall mean the Investment Company Act, the Advisers Act, the 1933 Act, the 1934 Act, the Sarbanes-Oxley Act of 2002, Title V of the Gramm-Leach Bliley Act and the rules adopted by the Commission thereunder, as well as certain applicable provisions under the Bank Secrecy Act and any rules adopted thereunder by the Commission or the Department of the Treasury.

(xxv) Assignment of Investment Advisory Contracts. Consummation of the transactions contemplated by this Agreement will not constitute an “assignment” within the meaning of such term under the Investment Company Act (and the rules and regulations thereunder) or the Advisers Act (and the rules and regulations thereunder) of any of the investment advisory contracts to which any of the Subsidiaries are a party; nor will consummation of such transactions adversely affect in any material respect the ability of the Company and its Subsidiaries to conduct their respective businesses in compliance with applicable law as described in the Registration Statement, the General Disclosure Package and the Prospectus, including, but not limited to, providing investment advisory services to clients and funds, whether or not such funds are registered under the Investment Company Act.

(xxvi) Limitations of Liability. None of the Subsidiaries which act as a general partner or managing member (or in a similar capacity) or as an investment adviser or investment manager of any Fortress Fund has performed any act or otherwise engaged in any conduct that would prevent such Subsidiary from benefiting from any exculpation clause or other limitation of liability available to it under the terms of the management agreement or advisory agreement, as applicable, between such Subsidiary and Fortress Fund except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(xxii) Authorization of Description of Laws and Documents. The statements set forth in each of the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Certain U.S. Federal Tax Considerations,” insofar as they purport to summarize provisions of the laws and documents referred to therein, are accurate summaries in all material respects.

(xxviii) Registration Rights. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or as have been waived, there are no contracts, agreements or understandings between the Company, its Subsidiaries, the Fortress Funds or any of their respective affiliates and any person granting such person the right to require the Company to file a registration statement under the 1933 Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement.

(xxix) No Broker. Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that could give rise to a valid claim against any of them or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(xxx) Absence of Manipulation. The Company and its affiliates have not taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities.

(xxxi) Foreign Corrupt Practices Act. None of the Company, the Subsidiaries, the Fortress Funds, or, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company, any of its Subsidiaries or the Fortress Funds, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(xxxii) Money Laundering Laws. The operations of the Company, the Subsidiaries and the Fortress Funds are and have been conducted at all times in compliance with applicable (x) financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, (y) money laundering statutes of all jurisdictions, and rules and regulations thereunder and (z) related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Subsidiaries or the Fortress Funds with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(xxxiii) OFAC. To the knowledge of the Company, none of the Company, the Subsidiaries or the Fortress Funds is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions (collectively, “Sanctions”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to the Subsidiaries, the Fortress Funds or any joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any Sanctions.

(xxxiv) No Debt Securities. The Company has no debt securities or preferred stock that is rated by any “nationally recognized statistical rating agency” (as that term is defined for purposes of Section 3(a)(62) of the 1934 Act).

(b) Representations and Warranties by the Selling Shareholders. Each of the Selling Shareholders severally and not jointly represents and warrants to each Underwriter as of the date hereof, the Applicable Time and the Closing Time, and agrees with each Underwriter, as follows:

(i) Disclosure. Such Selling Shareholder has no knowledge of any material fact, condition or information not disclosed in the General Disclosure Package that has had, or is reasonably likely to have, a Material Adverse Effect.

(ii) Clean Hands. The sale of the Securities to be purchased by the Underwriters from such Selling Shareholder is not prompted by any material non-public information concerning the Company that is not set forth in the Registration Statement, the General Disclosure Package or the Prospectus.

(iii) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by such Selling Shareholder.

(iv) Noncontravention. The execution and delivery of this Agreement and the sale and delivery of the Securities to be sold by such Selling Shareholder and the consummation of the transactions contemplated herein and compliance by such Selling Shareholder with such Selling Shareholder’s obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, (i) conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Shareholder or any property or assets of such Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder may be bound, or to which any of the property or assets of such Selling Shareholder is subject, (ii) result in any violation of the provisions of the charter or bylaws or other organizational instrument of such Selling Shareholder, if applicable, or (iii) result in a violation of the provisions of any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of such Selling Shareholder’s properties, except in the case of clauses (i) and (iii) above, where such conflict, breach, default, tax, lien, charge, encumbrance or violation would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on such Selling Shareholder’s ability to perform its obligation under this Agreement.

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(v) Valid Title. Such Selling Shareholder has, and at the Closing Time will have, valid title to the Securities to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances, and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder or a “security entitlement” within the meaning of Section 8-501 of the Uniform Commercial Code as in effect in the State of New York (“UCC”) in respect of such Securities.

(vi) Delivery of Securities. Upon payment of the purchase price for the Securities to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Securities, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”) (unless delivery of such Securities is unnecessary because such Securities are already in possession of Cede or such nominee), registration of such Securities in the name of Cede or such other nominee (unless registration of such Securities is unnecessary because such Securities are already registered in the name of Cede or such nominee), and the crediting of such Securities on the books of DTC to securities accounts (within the meaning of Section 8-501(a) of the UCC) of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any “adverse claim,” within the meaning of Section 8-105 of the UCC, to such Securities), (A) under Section 8-501 of the UCC, the Underwriters will acquire a valid “security entitlement” in respect of such Securities and (B) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Securities may be successfully asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery (if necessary) and crediting occur, (I) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with the LLC Agreement and applicable law, (II) DTC will be registered as a “clearing corporation,” within the meaning of Section 8-102 of the UCC, (III) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC, (IV) to the extent DTC, or any other securities intermediary which acts as “clearing corporation” with respect to the Securities, maintains any “financial asset” (as defined in Section 8-102(a)(9) of the UCC) in a clearing corporation pursuant to Section 8-111 of the UCC, the rules of such clearing corporation may affect the rights of DTC or such securities intermediaries and the ownership interest of the Underwriters, (V) claims of creditors of DTC or any other securities intermediary or clearing corporation may be given priority to the extent set forth in Section 8-511(b) and 8-511(c) of the UCC and (VI) if at any time DTC or other securities intermediary does not have sufficient Securities to satisfy claims of all of its entitlement holders with respect thereto then all holders will share pro rata in the Securities then held by DTC or such securities intermediary.

(vii) Absence of Manipulation. Such Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which constituted or would be expected to cause or result in stabilization or manipulation of the price of the Securities.

(viii) Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency, domestic or foreign, is necessary or required for the performance by each Selling Shareholder of its obligations hereunder or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the New York Stock Exchange, state securities laws or the rules of FINRA.

(ix) No Registration or Similar Rights. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or as have been waived, such Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement.

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(x) No Free Writing Prospectuses. Such Selling Shareholder has not prepared or had prepared on such Selling Shareholder’s behalf or used or referred to, any “free writing prospectus” (as defined in Rule 405), and has not distributed any written materials in connection with the offer or sale of the Securities.

(xi) Use of Proceeds. Less than five percent of the net offering proceeds from the sale of the Securities, not including underwriting compensation, will be (i) used by such Selling Shareholder to reduce or retire the balance of a loan or credit facility extended by any Underwriter, its affiliates and its associated persons, in the aggregate, or (ii) otherwise directed by such Selling Shareholder to an Underwriter, its affiliates and associated persons, in the aggregate.

(c) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its Subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by the Selling Shareholders as such and delivered to the Representatives or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Shareholder to the Underwriters as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and each Selling Shareholder, severally and not jointly, agree to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company and each Selling Shareholder, at the price per share set forth in Schedule A, that proportion of the number of Initial Securities set forth in Schedule B opposite the name of the Company or such Selling Shareholder, as the case may be, which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and certain Selling Shareholders hereby grant an option to the Underwriters, severally and not jointly, to purchase up to an additional 4,242,000 Class A Shares, as set forth in Schedule B, at the price per share set forth in Schedule A, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon written notice by the Representatives to the Company and such Selling Shareholders setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be earlier than three or later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

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(c) Payment. Payment of the purchase price for, and, if applicable, delivery of certificates for, the Initial Securities shall be made at the offices of Davis Polk & Wardwell LLP, or at such other place as shall be agreed upon by the Representatives, the Company and the Selling Shareholders, at 10:00 A.M. (New York City time) on the third (fourth, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives, the Company and the Selling Shareholders (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of such Option Securities shall be made at the above mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

Payment shall be made to the Company and the Selling Shareholders by wire transfer of immediately available funds to the bank accounts designated by the Company and each Selling Shareholder, as the case may be, against delivery to the Representatives for the respective accounts of the Underwriters of the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Each of the Representatives, individually (as agreed among the Representatives) and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

SECTION 3. Covenants of the Company and the Selling Shareholders. The Company and, with respect to Section 3(k) only, each Selling Shareholder, covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B, and will notify the Representatives as soon as practicable (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b) in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)). The Company will make every commercially reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof as soon as practicable. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

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(b) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations, which filings were made within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver upon request to the Representatives and counsel for the Underwriters, without charge, conformed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, upon request, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

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(e) Blue Sky Qualifications. The Company will cooperate with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent or otherwise subject itself to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g) Use of proceeds. The Company will use the net proceeds received by it from the sale of Securities to be purchased by the Underwriters from the Company in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(h) Restriction on Sale of Securities. During a period of 30 days from the date of the Prospectus, the Company will not, and will not permit the Subsidiaries or the Fortress Funds to, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Class A Shares or any securities convertible into or exercisable or exchangeable for Class A Shares or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any Class A Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Class A Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any Class A Shares issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any grants of stock options, restricted stock, notional units or other equity securities to employees, directors or contractors pursuant to the terms of any plan in effect as of the Closing Time, issuances of Class A Shares pursuant to the exercise of such options, the exercise of any other employee stock options or units outstanding on the date hereof, or in connection with the settlement of restricted share units, (D) any Class A Shares issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus, and (E) any registration statement on Form S-8 under the 1933 Act with respect to the foregoing clauses (B), (C) and (D).

(i) Reporting Requirements. The Company, during the period when the Prospectus is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations. In addition, the Company shall report the use of proceeds from the issuance of the Securities to be purchased by the Underwriters from the Company as may be required under Rule 463 under the 1933 Act.

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(j) Issuer Free Writing Prospectuses. Each of the Company and each Selling Shareholder agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule C-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. Each of the Company and each Selling Shareholder represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. Each Underwriter represents that it has not made, and agrees that, without the prior consent of the Company, it will not make any offer relating to the Securities that would constitute a “free writing prospectus” required to be filed by the Company with the Commission or retained by the Company under Rule 433.

(k) Tax Forms. Each Selling Shareholder agrees to deliver to the Representatives prior to or at the Closing Time a properly completed and executed Internal Revenue Service (“IRS”) Form W-8 (if the Selling Shareholder is a non-United States person) or IRS Form W-9 (if the Selling Shareholder is a United States person), together with all required attachments to such form.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement other than to the extent described in Section 4(b) below, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery, as applicable, of the certificates for the Securities to the Underwriters, if any, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery, as applicable, of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors (including counsel and other advisors to the Selling Shareholders, to the extent agreed with such Selling Shareholders), (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto; provided, however, that all such fees and disbursements shall not exceed $10,000, (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, reasonable and documented fees and expenses of any consultants engaged with the consent of the Company in connection with the road show presentations, travel and lodging expenses of the representatives of the Company (which, for the avoidance of doubt, does not include the Underwriters for purposes of this Section 4(a)(vii)) and officers of the Company and any such consultants, as well as one half (50%) of the cost of aircraft and other transportation chartered in connection with the road show and (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Securities (such counsel fees not to exceed $35,000), and (ix) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange. It is understood that, except as provided in clauses (a) and (b) of this Section 4, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

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(b) Expenses of the Selling Shareholders. The Selling Shareholders, severally and not jointly, will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by, this Agreement, including any stamp and other duties and stock and other transfer taxes, if any, payable upon the sale of the Securities to the Underwriters and their transfer between the Underwriters pursuant to an agreement between such Underwriters.

(c) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or (iii), or Section 11 hereof, the Company shall reimburse the Underwriters for all of their reasonable and documented out of pocket expenses that were actually incurred, including the reasonable fees and disbursements of counsel for the Underwriters.

(d) Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company and any of the Selling Shareholders have made or may make for the sharing of such costs and expenses.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders contained herein or in certificates of any officer of the Company or any Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company and each Selling Shareholder of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement; Payment of Filing Fee. The Registration Statement, has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, threatened by the Commission; and the Company has complied with each request (if any) from the Commission for additional information. The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b) Opinion of Counsel for Company. At the Closing Time, the Representatives shall have received the opinion, dated the Closing Time, of (i) Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, and (ii) David N. Brooks, General Counsel of the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.

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(c) Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the opinion, dated the Closing Time, of Davis Polk & Wardwell LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters in form and substance satisfactory to the Underwriters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the General Corporation Law and the Delaware Limited Liability Company Act of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company, the Subsidiaries and the Selling Shareholders and certificates of public officials.

(d) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition (financial or otherwise), results of operations, members’ or stockholders’ equity, properties, business or business prospects of the Company and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chief Executive Officer of the Company, in his capacity as such officer only, and of the Chief Financial Officer of the Company, in his capacity as such officer only, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct, in the case of representations and warranties which are qualified as to materiality, and true and correct in all material respects, in the case of representations and warranties that are not so qualified, with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, threatened by the Commission.

(e) Certificate of Selling Shareholder. At the Closing Time, the Representatives shall have received a certificate of each Selling Shareholder, dated the Closing Time, to the effect that (i) the representations and warranties of each Selling Shareholder in this Agreement are true and correct, in the case of representations and warranties which are qualified as to materiality, and true and correct in all material respects, in the case of representations and warranties that are not so qualified, with the same force and effect as though expressly made at and as of the Closing Time and (ii) each Selling Shareholder has complied with all agreements and all conditions on its part to be performed under this Agreement at or prior to the Closing Time.

(f) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

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(g) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from Ernst & Young LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(h) Approval of Listing. At the Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(i) No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(j) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit A hereto signed by the persons listed on Schedule E hereto.

(k) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties contained herein of the Company and the Selling Shareholders that are selling Option Securities and the statements in any certificates furnished by the Company, the Subsidiaries and such Selling Shareholders hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the Chief Executive Officer of the Company, in his capacity as such officer only, and of the Chief Financial Officer of the Company, in his capacity as such officer only, confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

(ii) Certificate of Selling Stockholders. A certificate, dated such Date of Delivery, of each Selling Stockholder that is selling Option Securities confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) remains true and correct as of such Date of Delivery.

(iii) Opinion of Counsel for Company. If requested by the Representatives, the favorable opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iv) Opinion of Counsel for Underwriters. If requested by the Representatives, the favorable opinion of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(v) Bring-down Comfort Letter. If requested by the Representatives, a letter from Ernst & Young LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(f) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

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(l) Additional Documents. At the Closing Time and at each Date of Delivery (if any), counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholders in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(m) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company and the Selling Shareholders at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 15, 16 and 17 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents, officers, directors, employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus or in the Prospectus of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the Company and the Selling Shareholders;

(iii) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity provision shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, any Issuer Free Writing Prospectus, any preliminary prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

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(b) Indemnification of Underwriters and Company by Selling Shareholders. Each Selling Shareholder, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, each Underwriter, its Affiliates and its selling agents, officers, directors, employees and each person, if any, who controls any Underwriter or the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (a)(i), (ii) and (iii) above, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished to the Underwriters or the Company by or on behalf of the Selling Shareholder expressly for use therein, it being understood and agreed that the only information furnished by such Selling Shareholder consists solely of the information relating to such Selling Shareholder under the caption “Selling Shareholders” in the General Disclosure Package. The liability of each Selling Shareholder under the representations and warranties contained in this Agreement and under the indemnity and contribution agreements contained in this Section 6 and Section 7, respectively, shall be limited to an amount equal to the aggregate net proceeds after underwriting commissions and discounts, but before expenses, received by such Selling Shareholder from the sale of Securities sold by such Selling Shareholder under this Agreement.

(c) Indemnification of Company, Directors and Officers and Selling Shareholders by Underwriters. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Shareholder, against any and all loss, liability, claim, damage and expense described in the indemnity contained in clause (a) above, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, any preliminary prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information.

(d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), reasonably approved by the indemnifying party (or by the Representatives in the case of Section 6(c)), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

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(e) Other Agreements with Respect to Indemnification. The provisions of this Section 6 shall not affect any agreement among the Company and the Selling Shareholders with respect to indemnification.

SECTION 7. Contribution. If the indemnification provided for in Section 6 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders, respectively, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders, respectively, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Selling Shareholders, respectively, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholders, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company and the Selling Shareholders, respectively, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

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For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates, officers, directors, employees and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or such Selling Shareholder. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

The provisions of this Section 7 shall not affect any agreement among the Company and the Selling Shareholders with respect to contribution.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or the Selling Shareholders submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, any person controlling the Company or any person controlling such Selling Shareholder and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination. The Representatives may terminate this Agreement, by notice to the Company and the Selling Shareholders, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition (financial or otherwise), results of operations, members’ or stockholders’ equity, properties, business or business prospects of the Company and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities on the terms and in the manner contemplated in Registration Statement, the General Disclosure Package or the Prospectus, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities on the terms and in the manner contemplated in Registration Statement, the General Disclosure Package or the Prospectus, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or (iv) if trading generally on the NYSE Amex Equities or the New York Stock Exchange has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 15, 16 and 17 shall survive such termination and remain in full force and effect.

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SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24 hour period, then:

(i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and of the Selling Shareholders to sell, the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Selling Shareholders to sell the relevant Option Securities, as the case may be, either the (i) Representatives or (ii) the Company and any Selling Shareholders shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Default by the Company or one or more of the Selling Shareholders.

(a) If the Company shall fail at the Closing Time or a Date of Delivery, as the case may be, to sell the number of Securities it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7, 8, 15, 16 and 17 shall remain in full force and effect. No action taken pursuant to this Section 11 shall relieve the Company from liability, if any, in respect of such default.

(b) If a Selling Shareholder shall fail at the Closing Time to sell and deliver the number of Securities which such Selling Shareholder is obligated to sell hereunder, and the remaining Selling Shareholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by such remaining Selling Shareholders hereunder to the total number to be sold by all Selling Shareholders as set forth in Schedule B hereto, then the Underwriters may, at option of the Representatives, by notice from the Representatives to the Company and the non−defaulting Selling Shareholders, either (i) terminate this Agreement without any liability on the fault of any non−defaulting party except that the provisions of Sections 1, 4, 6, 7, 8, 15, 16 and 17 shall remain in full force and effect or (ii) elect to purchase the Securities which the non−defaulting Selling Shareholders have agreed to sell hereunder. No action taken pursuant to this Section 11 shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default. In the event of a default by any Selling Shareholder as referred to in this Section 11, each of the Representatives, the Company and the non−defaulting Selling Shareholders shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required change in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.

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SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.

Notices to the Underwriters shall be directed to:

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attention: General Counsel

Fax: (212) 816-7912

Credit Suisse Securities (USA) LLC

11 Madison Avenue

New York, New York 10010

Attention: General Counsel

Notices to the Company shall be directed to:

Fortress Investment Group LLC
1345 Avenue of the Americas

New York, New York 10105
Attention: David Brooks

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, New York 10036
Attention: Joseph Coco and Jonathan L. Friedman

Notices to the Selling Shareholders shall be directed to:

Fortress Investment Group LLC
1345 Avenue of the Americas

New York, New York 10105
Attention: David Brooks

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, New York 10036
Attention: Joseph Coco and Jonathan L. Friedman

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SECTION 13. No Advisory or Fiduciary Relationship. Each of the Company and each Selling Shareholder, severally and not jointly, acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Shareholders, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of the Subsidiaries or any Selling Shareholder, or their respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or any Selling Shareholder with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company, any of the Subsidiaries or any Selling Shareholder on other matters) and no Underwriter has any obligation to the Company or any Selling Shareholder with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company and each of the Selling Shareholders, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities, and the Company and each of the Selling Shareholders have consulted their own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate. The Company and the Selling Shareholders hereby waive any claims that the Company and such Selling Shareholders may have against the Underwriters with respect to any breach of fiduciary duty in connection with the Securities.

SECTION 14. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Shareholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15. TRIAL BY JURY. THE COMPANY (ON ITS BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS SHAREHOLDERS AND AFFILIATES), EACH OF THE SELLING SHAREHOLDERS AND EACH OF THE UNDERWRITERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 16. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

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SECTION 17. Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 18. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 20. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Selling Shareholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Shareholders in accordance with its terms.

Very truly yours,

FORTRESS INVESTMENT GROUP LLC

By:	/s/ Daniel Bass
Title: Chief Financial Officer
Name: Daniel Bass

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/s/ Peter Briger, Jr.
PETER BRIGER, JR. as Selling Shareholder

/s/ Wesley Edens
WESLEY EDENS as Selling Shareholder

/s/ Randal Nardone
RANDAL NARDONE as Selling Shareholder

/s/ Michael Novogratz
MICHAEL NOVOGRATZ as Selling Shareholder

/s/ Daniel Bass
DANIEL BASS as Selling Shareholder

/s/ David Brooks
DAVID BROOKS as Selling Shareholder

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/s/ John Konawalik
JOHN KONAWALIK as Selling Shareholder

/s/ Adam Levinson
ADAM LEVINSON as Selling Shareholder

/s/ Stuart Bohart
STUART BOHART as Selling Shareholder

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CONFIRMED AND ACCEPTED,

as of the date first above written:

Citigroup Global Markets Inc.

By	/s/ Alex Duka
Name: Alex Duka
Title: Managing Director

Credit Suisse Securities (USA) LLC

By	/s/ Andrew Rosenburgh
Name: Andrew Rosenburgh
Title: Managing Director

For themselves and as Representatives of
the several other Underwriters named
in Schedule A hereto.

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SCHEDULE A

The offering price per share for the Securities shall be variable.

The purchase price per share for the Securities to be paid by the several Underwriters shall be $8.04, subject to adjustment in accordance with Section 2(b) for dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Name of Underwriter	Number of Initial Securities
Citigroup Global Markets Inc.	14,140,000
Credit Suisse Securities (USA) LLC	14,140,000
Total	28,280,000

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SCHEDULE B

	Number of Initial Securities to Be Sold	Maximum Number of Option Securities to Be Sold
Company:
Fortress Investment Group LLC	23,202,859	3,855,000
Selling Shareholders:
Peter Briger, Jr.	676,154	—
Wesley Edens	824,922	—
Randal Nardone	720,000	—
Michael Novogratz	276,065	—
Daniel Bass	65,000	9,750
David Brooks	40,000	6,000
John Konawalik	25,000	3,750
Adam Levinson	2,100,000	315,000
Stuart Bohart	350,000	52,500
Total	28,280,000	4,242,000

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SCHEDULE C-1

Pricing Terms

1.	The Company and the Selling Shareholders are selling 28,280,000 Class A Shares.

2.	The Company and certain Selling Shareholders have granted an option to the Underwriters to purchase up to an additional 4,242,000 Class A Shares.

3.	The offering price per share for the Securities shall be variable.

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SCHEDULE C-2

Free Writing Prospectuses

1. None.

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SCHEDULE D

List of Fortress Operating Group Entities

Fortress Operating Entity I LP

FOE II (New), LP

Principal Holdings I LP

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SCHEDULE E

List of Persons and Entities Subject to Lock-up

Peter Briger, Jr.

Wesley Edens

Randal Nardone

Michael Novogratz

Daniel Bass

John Konawalik

David Brooks

Richard Haass

Douglas Jacobs

David Barry

George Wellde, Jr.

Adam Levinson

Stuart Bohart

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Exhibit A

[Form of lock-up from directors, officers or other shareholders pursuant to Section 5(j)]

March 12, 2014

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

As Representatives of the several Underwriters listed in Schedule A hereto

c/o	Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013

c/o	Credit Suisse Securities (USA) LLC 11 Madison Avenue New York, New York 10010

Re: Proposed Offering of Class A Shares of Fortress Investment Group LLC

Dear Sirs:

The undersigned, a shareholder, officer or director of Fortress Investment Group LLC, a Delaware limited liability company (the “Company”), understands that Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC (together, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company and certain shareholders of the Company (the “Selling Shareholders”) providing for the public offering of Class A shares (“Class A Shares”), representing Class A limited liability company interests in the Company.

In recognition of the benefit that such an offering will confer upon the undersigned as a shareholder, officer or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 30 days from the date of the Underwriting Agreement (subject to extensions as discussed below), the undersigned will not, without the prior written consent of the Representatives, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Class A Shares or any securities convertible into or exchangeable or exercisable for Class A Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Class A Shares or other securities, in cash or otherwise, in each case, other than any Lock-Up Securities to be sold by the undersigned pursuant to the Underwriting Agreement or the transactions contemplated thereby, including the application of the net proceeds received by the Company as disclosed in the Pricing Disclosure Package (as defined in the Underwriting Agreement).

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Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Securities without the prior written consent of the Representatives, provided that, (1) with respect to (i), (ii), (iii), (iv), (v), (vii) and (ix) below (irrespective of whether such transfer involves a disposition of value, to the extent permitted by this Agreement), the Representatives receive a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, (2) any transfer described under (i), (ii), (iii), (iv) and (vii) and (ix) below shall not involve a disposition for value, (3) such transfers (irrespective of whether such transfer involves a disposition of value, to the extent permitted by this Agreement) are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers (other than a filing on Form 5 made after the expiration of the 30-day period referred to above) irrespective of whether such transfer involves a disposition of value, to the extent permitted by this Agreement:

(i)	as a bona fide gift or gifts; or

(ii)	to members of the immediate family of the undersigned or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii)	to a corporation, limited liability company, partnership or other entity of which all of the outstanding shares of capital stock or interests therein are owned by the undersigned or one or more members of the undersigned’s immediate family or by a trust described in clause (ii) above; or

(iv)	as a distribution to limited partners, members or stockholders of the undersigned; or

(v)	to the undersigned’s affiliates or to any investment fund, corporation, limited liability company, partnership or other entity controlled or managed by the undersigned or by an affiliate of the Company; or

(vi)	to satisfy any tax withholding obligations of the undersigned upon the exercise or vesting (but only to the extent of such obligation) of equity awards under any equity incentive plan of the Company disclosed in the Pricing Disclosure Package (as defined in the Underwriting Agreement); or

(vii)	by will or intestacy; or

(viii)	in connection with sales pursuant to a plan, contract or instruction existing prior to the date hereof that satisfies the requirements of Rule 10b5-1(c)(1)(i)(B); provided that such plan, contract or instruction shall have been provided to the Representatives or their counsel and to the extent a public announcement or filing under the Exchange Act of 1934, as amended, if any, is required or voluntarily made, such announcement or filing shall include a statement to the effect that the sale was made pursuant to such plan, contract or instruction; or

(ix)	to a nominee or custodian of a person or entity to whom a disposition or transfer would be permitted under this letter.

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Furthermore, the undersigned may sell Class A Shares purchased by the undersigned on the open market following the public offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

This agreement shall lapse and become null and void if (i) prior to entering the Underwriting Agreement, the Company notifies the Representatives in writing that it does not intend to proceed with the offering of Class A Shares through the Representatives, (ii) the Company, the Selling Shareholders and the Representatives have not entered into the Underwriting Agreement on or before April 1, 2014, or (iii) for any reason the Underwriting Agreement is terminated prior to the Closing Time (as defined therein).

Notwithstanding the foregoing, if an individual or entity (other than the Company) is released, in full or in part, from the restrictions of any lock-up agreement with the underwriters related to the public offering (each, a “Lock-Up Agreement”), then the undersigned shall be released in the same manner from the restrictions of this agreement (i.e., if a portion of the Lock-Up Securities of such individual or entity is released from a Lock-Up Agreement, the same portion of Lock-Up Securities (on an as-converted or as-exchanged basis) held by the undersigned shall be released from the restrictions of this agreement on the same terms).

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Very truly yours,

Signature:

Print Name:

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